Exhibit 23. 3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Rich Uncles NNN REIT , Inc.

We consent to the inclusion in the foregoing Registration Statement of Rich Uncles NNN REIT , Inc. on Form S-11 Amendment  No.  6 Registration No. 333-205684, of our report dated February 25, 2016 , relating to our audit of the balance sheet as of December 31 , 2015, and the related  statement of operations, changes in stockholders'  equity, and cash flows for the period from May 13, 2015 (inception) to December 31 , 2015.

/s/ Anton & Chia, LLP

Newport Beach, California

February 25, 2016